UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 31, 2009, Gladstone Commercial Corporation (the "Company"), through its wholly-owned subsidiary, Gladstone Commercial Limited Partnership, repaid in full its $20 million unsecured loan (the "Short-Term Loan"), with KeyBank National Association ("KeyBank"), which was originally scheduled to mature on June 20, 2009. The Company used borrowings from its $95.0 million revolving line of credit with KeyBank to repay the Short-Term Loan. No early termination penalties were incurred in connection with the prepayment of the Short-Term Loan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10.1 – Note Agreement between Gladstone Commercial Limited Partnership and KeyBank National Association, dated as of December 21, 2007 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 000-50363) filed December 27, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

March 31, 2009	By:	Danielle Jones

Name: Danielle Jones
Title: CFO